EXHIBT 5.1

Holland & Knight

701 Brickell Avenue, Suite 3300 | Miami, FL 33131 | T 305.374.8500 | F 305.789.7799
Holland & Knight LLP | www.hklaw.com

April 26, 2018
ARMOUR Residential REIT, Inc.
3001 Ocean Drive, Suite 201
Vero Beach, FL 32963
Re: Shelf Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel for ARMOUR Residential REIT, Inc., a Maryland corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the sale from time to time by the Company of (a) shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”), including Common Stock as may from time to time be issued upon conversion of debt securities or preferred stock or the exercise of warrants; (b) shares of preferred stock, $0.001 par value per share, of the Company (the “Preferred Stock”); (c) debt securities of the Company (the “Debt Securities”); (d) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”); and (e) depository shares (the “Depository Shares”).
Unless otherwise provided in any supplement to the prospectus forming a part of the Registration Statement relating to a particular series of the Debt Securities, the Debt Securities may be in the form of (i) senior debt securities of the Company to be issued under an indenture (the “Senior Indenture”) to be entered into by the Company and a trustee (the “Senior Trustee”) or (ii) subordinated debt securities of the Company to be issued under an indenture (the “Subordinated Indenture”) to be entered into by the Company and a trustee (the “Subordinated Trustee”). The Senior Indenture together with the Subordinated Indenture are referred to herein as the “Indentures” and the Senior Trustee together with the Subordinated Trustee are referred to herein as the “Trustees.” Any series of the Preferred Stock will be issued pursuant to articles supplementary (“Articles Supplementary”) relating to the particular series of the Preferred Stock. The Warrants may be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a warrant agent to be named therein (the “Warrant Agent”). The Depository Shares may be issued pursuant to a deposit agreement (the “Deposit Agreement”) among the Company, a preferred stock depositary to be named therein and the holders of the Depositary Shares.
We, as your counsel, have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.
In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have also assumed that (i) at the time of execution, authentication, issuance and delivery of the Debt Securities, the applicable Indenture will be the valid and legally binding obligation of the Trustee, (ii) at the time of execution, authentication, issuance and delivery of Depositary Shares, the Deposit Agreement will be the valid and legally binding obligation of the applicable depositary and (iii) at the time of execution, countersignature, issuance and delivery of any Warrants, each Warrant Agreement will be the valid and legally binding obligation of each counterparty thereto.

As to matters of fact material to this opinion, we have relied to the extent we deemed reasonably appropriate upon representations or certificates of officers or directors of the Company, without independently verifying the accuracy of such documents, records and instruments.
Based upon the foregoing, we are of the opinion that:
1. When the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company, and when such shares of Common Stock are issued and delivered in accordance with the applicable underwriting or other agreement, or prospectus or prospectus supplement, against payment therefor (which will not be in an amount less than the par value thereof) or upon conversion or exercise of any security offered under the Registration Statement (the “Offered Security”), in accordance with terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the board of directors of the Company (the “Board of Directors”), for the consideration approved by the Board of Directors (which consideration is not less than the par value of the Common Stock), such shares of Common Stock will be validly issued, fully-paid and non-assessable.
2. Upon designation of the relative rights, preferences and limitations of any series of Preferred Stock by the Board of Directors of the Company and if necessary, the proper filing with the Secretary of State of the State of Maryland of Articles Supplementary relating to such series of Preferred Stock, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued and delivered in accordance with the applicable underwriting or other agreement, or prospectus or prospectus supplement, against payment therefor (which will not be in an amount less than the par value thereof), such shares of Preferred Stock will be validly issued, fully paid and non-assessable.
3. When the Indentures and any supplemental indenture to be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed and delivered by the Trustees and the Company; the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the Indenture; and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and the applicable underwriting or other agreement, or prospectus or prospectus supplement, against payment therefor, such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

4. When the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Company; the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement; and such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement, or prospectus or prospectus supplement, against payment therefor, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.
5. When, as, and if Depositary Shares have been duly authorized by appropriate corporate action, and the applicable Deposit Agreement and related agreements have been duly executed and delivered by the Company against payment to the Company of the purchase price of such Depositary Shares, all as contemplated by the Registration Statement and the prospectus supplement relating thereto and in accordance with the applicable underwriting, purchase or other agreement, or prospectus or prospectus supplement, such Depositary Shares will constitute valid and binding obligations of the Company, except as the same may be limited by: (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer arrangement, moratorium or other similar laws relating to or affecting the rights of creditors, (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity, and (iii) the enforceability of any provisions of any agreement providing for indemnification or contribution, to the extent such indemnification or contribution is against public policy.
In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (iii) an appropriate prospectus supplement, free writing prospectus or term sheet relating to the Offered Security will have been prepared and filed with the Commission in compliance with the Securities Act and will comply with all applicable laws at the time the Offered Security is offered or issued as contemplated by the Registration Statement; (iv) the Offered Security will be issued and sold in compliance with the applicable provisions of the Securities Act, the Trust Indenture Act of 1939, as amended, and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable prospectus supplement; (v) any purchase, underwriting or similar agreement relating to the Offered Security will have been duly authorized, executed and delivered by the Company and the other parties thereto; (vi) in connection with the issuance of any Offered Security, an adequate number of authorized and unissued shares of Common Stock or Preferred Stock, as applicable, will be available for issuance under the Company’s charter, as then in effect, and (vii) there shall not have occurred any change in law affecting the validity or enforceability of such Offered Security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.
The opinion expressed herein is limited to the federal securities laws of the United States of America and the corporate laws of the State of Maryland and the corporate laws of the State of New York and we express no opinion as to the effect on the matters covered of the laws of any other jurisdiction.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus or prospectus supplement, which is a part of the Registration Statement. In giving this consent, we believe and do not hereby admit that we are “experts” within the meaning of such term as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission with respect to any part of the Registration Statement or related prospectus or prospectus supplement, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,
/s/ Holland & Knight LLP